Exhibit 99.2

Year End 2012 Investor Update
March 18, 2013

Intersections Corporate Overview
Statements in this presentation relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements.” These forward-looking statements involve known and unknown risks and are subject to change based on various factors and uncertainties that may cause actual results to differ materially from those expressed or implied by these statements. Factors and uncertainties that may cause actual results to differ include, but are not limited to, the risks disclosed in the company’s filings with the U.S. Securities and Exchange Commission. The company undertakes no obligation to revise or update any forward-looking statements.

Please see the company’s release and website at www.intersections.com for additional details on quarterly results.

($ millions)

LTM Adjusted EBITDA ($MM)
$80
$60
$40
$20
$0
$22.0
$29.7
$36.0
$47.4
$53.9
$54.4
$54.9
$52.1
$55.3
$57.3
$58.8
$58.7
Q1 '10
Q2 '10
Q3 '10
Q4 '10
Q1 '11
Q2 '11
Q3 '11
Q4 '11
Q1 '12
Q2 '12
Q3 '12
Q4 '12

INTERSECTIONS INC.

About Intersections Inc.
Intersections Inc. (Nasdaq: INTX) is a leading provider of consumer identity risk management services. Intersections provides various levels of service to more than 8.0 million consumers.  Those services are offered through North America's leading financial institutions and directly to consumers under Intersections’ award-
winning IDENTITY GUARD® brand. Since 1996, Intersections has protected the identities of more than 35 million consumers.
Founded:	1996
NASDAQ Symbol:	INTX
Headquarters:	Chantilly, VA
Employees:	817
Consumers Protected To Date:	More than 35 million
Adjusted EBITDA From Continuing Operations *
Fast Facts

* Latest Twelve Months (LTM) consolidated adjusted EBITDA from continuing operations before share related compensation and non cash asset impairment charges. Excludes non-cash share based compensation and cash dividend equivalent payments.
Please see the company’s release and website at www.intersections.com for additional details on quarterly results.

FY 2012 Consolidated Operating Results
► Revenue for FY 2012 was $349.2 million, a decrease of 6.4 percent from FY 2011.
► Adjusted EBITDA was $58.7 million for FY 2012, an increase of 12.7 percent from FY
 2011.*
► Income from continuing operations before income taxes was $33.6 million for FY 2012, an increase of 5.5 percent from FY 2011.
 o Diluted earnings per share from continuing operations increased by 7.2 percent to $1.04 per share in FY 2012
► Intersections generated $48.9 million in cash flow from operations in FY 2012.
 o We ended FY 2012 with $25.6 million in cash and equivalents and no borrowings under our credit facility
*Consolidated adjusted EBITDA before share related compensation and non-cash asset impairment charges. Excludes non-cash share based compensation and cash dividend equivalent payments.
Please see the company’s release and website at www.intersections.com for additional details on quarterly results.

2012 Performance Exceeded Prior Guidance
Please see the company’s release and website at www.intersections.com for additional details on quarterly results.

	FY 2012 Guidance (declared 3/15/12)	FY 2012 Guidance (updated 11/8/12)	FY 2012 Actual Results
Revenue	$330 to $340 million	$340 to $350 million	$349.2 million
Adj. EBITDA *	$55 to $58 million	$55 to $58 million	$58.7 million
* Consolidated adjusted EBITDA before share related compensation and non-cash asset impairment charges. Excludes non-
 cash share based compensation and cash dividend equivalent payments.

2012 Cash Distributions to Investors
► Paid latest ordinary quarterly dividend of $0.20 on March 15, 2013 at an effective annual dividend yield of 7.4% based on closing price on that day of $10.85.
 o  This was our eleventh consecutive ordinary quarterly dividend
► Over $24.0 million distributed to shareholders in 2012.
 o Paid a one-time special cash dividend of $0.50 per share
 o Paid four ordinary quarterly cash dividends of $0.20 per share
► Introduced Rule 10b5-1 Share Repurchase Plans.
 - Up to $3 million plan announced in November 2012
 - 50 thousand shares of common stock purchased in December 2012 at a weighted average price of $9.22 per share
 - $19.3 million authorized by our Board of Directors for future share repurchases as of December
 31, 2012
Please see the company’s release and website at www.intersections.com for additional details on quarterly results.

- Regulatory activity and uncertainty has significantly curtailed opportunities for "add-on" product sales at the major financial institutions.
  - Reduced marketing opportunities, subscriber cancellations, declining subscriber counts, and declining revenue
  - Increased costs to meet financial institutions' heightened third party management requirements

- Declining subscriber counts and aggressive pricing by data suppliers creating upward pressure on costs of revenue.
  - Recent price increases by some data suppliers
  - Volume based pricing structures combined with reduced volumes also increasing per unit costs

- Growth opportunities still exist outside the large banks.
  - Identity theft is still the number one complaint reported to the Federal Trade Commission's Consumer Sentinel Network for 2012
  - We see strong activity levels for non-banking clients, both in terms of RFP's for new clients and opportunities to grow existing clients
  - Our IDENTITY GUARD® brand continues to grow, with new product extensions and increased targeted marketing

INTERSECTIONS INC.

Strategic Environment

Please see the company’s release and website at www.intersections.com for additional details on quarterly results.

Our Strategy Will Shift To Meet This Environment

► Preserve and optimize the value of existing partner portfolios
 o Leverage and strengthen our longstanding compliance capabilities
 o Continue to pursue available opportunities with new and existing clients
 o Maintain relationships for potential return to marketing
 o Adjust capacity to the market’s changing demand
► Increase “expensed” investments in non-partner businesses
 o Identity Guard®
 o Online Brand Protection
 o Bail Bonds Industry Solutions
 o Other
► Maintain ordinary quarterly dividend payments at current level if appropriate
 o Our plans for 2013 assume continued ordinary quarterly dividends of $0.20 cents
 o Actual declarations are discretionary by the Board of Directors each quarter
Please see the company’s release and website at www.intersections.com for additional details on quarterly results.

Guidance for 2013

► Our current forecast for 2013 is
 o Revenue will be 10% to 15% lower in 2013 as compared to 2012
 o Adjusted EBITDA* will be between 40% to 50% lower in 2013 as compared to 2012
► Primary factors include
 o Decrease in revenue and earnings from business with large financial institutions
 o An increase of over $4 million in marketing expense in our consumer direct business; and,
 o A loss from operations of approximately $10 million to develop new and diversified businesses and to continue product development in the identity and security arena.
► These forecasts are subject to substantial uncertainty, including
 o Changes in the financial institution business and regulatory environment
 o Adjustments in incremental investments in our Identity Guard® business and other new and diversified businesses
 o Risks identified in our securities filings
* Consolidated adjusted EBITDA before share related compensation and non-cash asset impairment charges. Excludes non-
 cash share based compensation and cash dividend equivalent payments.
Please see the company’s release and website at www.intersections.com for additional details on quarterly results.

Corporate Headquarters
Intersections Inc.
3901 Stonecroft Boulevard
Chantilly, VA 20151
Toll-free: 800.695.7536
www.intersections.com
NASDAQ : INTX
Investor Relations
Eric S. Miller
Senior Vice President
Corporate Finance and Investor Relations
IR@intersections.com
Tel: 703.488.6100